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                                                                   Exhibit 11(b)


              CONSENT OF ERNEST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus and "Financial Statements" and "Independent Auditors" in the Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 14 to the Registration Statement (Form N-1A No. 33-78264/811-8490) of Excelsior Institutional Trust of our report dated May 9, 1997 on the financial statements and financial highlights included in the 1997 Annual Report to Shareholders.


                                               /s/ ERNST & YOUNG LLP

                                               ERNST & YOUNG LLP


Boston, Massachusetts
July 30, 1997